UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

SUNSHINE BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-41282	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6500 Trans-Canada Highway

4th Floor

Pointe-Claire, Quebec, Canada H9R0A5

(Address of principal executive offices) (zip code)

(514) 426-6161

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SBFM	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SBFMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2024, Sunshine Biopharma, Inc., (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), in connection with a firm commitment underwritten public offering (the “Offering”) of 71,428,571 Units (defined herein), consisting of (i) 26,428,571 common units (“Common Units”), each consisting of one share of common stock of the Company, 0.1 of a Series A warrant (the “Series A Warrants”) to purchase one share of common stock at an exercise price of $2.10 per share or pursuant to an alternative cashless exercise option (described below), which warrant will expire two-and-a-half years from the closing of the Offering, and 0.2 of a Series B warrant (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase one share of common stock at an exercise price of $2.38 per share, which warrant will expire on the five-year anniversary of the closing of the Offering; and (ii) 45,000,000 Pre-Funded Units (the “Pre-Funded Units” and together with the Common Units, the “Units”), each Pre-Funded Unit consisting of one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of common stock, 0.1 of a Series A Warrant and 0.2 of a Series B Warrant. The purchase price of each Common Unit was $0.14, and the purchase price of each Pre-Funded Unit was $0.139. The Pre-Funded Warrants are immediately exercisable, have an exercise price of $0.001 and may be exercised at any time until all Pre-Funded Warrants are exercised in full.

In addition, the Company granted the Underwriter a 45-day option to purchase up to an additional 10,714,285 shares of common stock and/or Pre-Funded Warrants, representing up to 15% of the number of common stock and Pre-Funded Warrants sold in the Offering, and/or an additional 1,071,429 Series A Warrants representing up to 15% of the Series A Warrants sold in the Offering, and/or an additional 2,142,857 Series B Warrants representing up to 15% of the Series B Warrants sold in the Offering, solely to cover over-allotments, if any.

Under the alternate cashless exercise option of the Series A Warrants, beginning on the date of the Warrant Stockholder Approval (as defined below), the holder of the Series A Warrant has the right to receive an aggregate number of shares equal to two times the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series A Warrant.  In addition, beginning on the date of the Warrant Stockholder Approval, the Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then-current exercise price and (ii) lowest volume weighted average price for the five trading days immediately preceding and immediately following the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Warrants. Finally, with certain exceptions, the Series B Warrants provide for an adjustment to the exercise price and to the number of shares underlying the Series B Warrant, upon our issuance of our common stock or common stock equivalents at a price per share that is less than the then-current exercise price of the Series B Warrant (subject to a floor of $0.10 prior to the Warrant Stockholder Approval).

The alternative cashless exercise option included in the Series A Warrants and the other adjustment provisions in the Warrants described above will be available only upon receipt of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (the “Warrant Stockholder Approval”).

The Offering closed on February 15, 2024. The aggregate gross proceeds to the Company were approximately $10.0 million, before deducting underwriting discounts and other estimated expenses payable by the Company. On February 15, 2024, the Underwriter also partially exercised its over-allotment option with respect to 830,357 Series A Warrants and 1,660,714 Series B Warrants.

The Offering was made pursuant to an effective registration statement on Form S-1 (File No. 333-276817) and the preliminary prospectus contained therein, which was filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 1, 2024, amended on February 9, 2024, and declared effective on February 12, 2024. A final prospectus relating to the Offering was filed with the SEC on February 14, 2024. The Company intends to use the net proceeds from the Offering for general corporate purposes and working capital.

Under the terms of the Underwriting Agreement, the Underwriter received an underwriting discount of 8.0% to the public offering price for the Units. In addition, the Company agreed to (a) pay a non-accountable expense allowance to the Underwriter equal to 1.0% of the gross proceeds received in this Offering and (b) to reimburse the Underwriter $150,000 for reasonable legal fees.

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The foregoing description of the Underwriting Agreement, Pre-funded Warrant, Series A Warrant and Series B Warrant is not complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed or incorporated by reference as exhibits to this report.

Item 8.01. Other Information.

On February 13, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as an exhibit to this report.

On February 15, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 13, 2024, by and between the Company and Aegis Capital Corp.
10.1	Form of Pre-Funded Warrant (incorporated by reference to S-1/A filed February 9, 2024)
10.2	Form of Series A Warrant
10.3	Form of Series B Warrant
99.1	Press Release dated February 13, 2024
99.2	Press Release dated February 15, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2024	SUNSHINE BIOPHARMA, INC.

By: /s/ Dr. Steve N. Slilaty
Name: Dr. Steve N. Slilaty
Title: Chief Executive Officer

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